Exhibit 10.1

AMENDMENT TO Employment AGREEMENT

This Amendment (“Amendment”) to the Employment Agreement by and between Dennis S. Hudson, III (the “Executive”), and Seacoast National Bank (the “Bank”), together with its parent, Seacoast Banking Corporation of Florida (“Seacoast”), is entered into as of June 27, 2017. Seacoast, the Bank and Executive may be referred to herein as the “Parties.”

WHEREAS, the Seacoast, the Bank and Executive are parties to that certain Employment Agreement, dated as of December 18, 2014 (the “Employment Agreement”); and

WHEREAS, the initial term of the Employment Agreement is scheduled to end on December 18, 2017; and

WHEREAS, Section 2.a. of the Employment Agreement provides that on or before the end of the initial term, the term of the Employment Agreement may be extended for an additional period on materially similar terms and conditions as contained therein, upon mutually written agreement by the Parties; and

WHEREAS, the Parties desire to amend the Employment Agreement pursuant to the terms of this Amendment in order to extend the term of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree that the Employment Agreement shall be amended by deleting Section 2(a) in its entirety and replacing with the following:

“a.      Term.  The term of the Executive’s employment under this Agreement (the “Term”) commenced on the Effective Date and shall continue until December 18, 2020, unless Executive’s employment is sooner terminated pursuant to the provisions of Section 4; provided, however, that on or before December 18, 2020, the Term may be extended for an additional period on materially similar terms and conditions as contained herein, upon the mutual written agreement by the parties.”

Except as specifically set forth in this Amendment, all other terms of the Employment Agreement shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties, hereto, have executed this Amendment to the Employment Agreement as of the day and year first above written.

SEACOAST NATIONAL BANK

By:	/s/ H. Gilbert Culbreth, Jr.
Name: H. Gilbert Culbreth, Jr.
Title: Chairman of the Compensation & Governance Committee

Date:	June 27, 2017

EXECUTIVE

/s/ Dennis S. Hudson, III
Dennis S. Hudson, III

Date:	June 27, 2017

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